As filed with the Securities and Exchange Commission on April 29, 2014
Registration Statement No.	33-80341
Registration Statement No.	333-20883
Registration Statement No.	333-56883
Registration Statement No.	333-79577
Registration Statement No.	333-39112
Registration Statement No.	333-54968
Registration Statement No.	333-60532
Registration Statement No.	333-101753
Registration Statement No.	333-120674
Registration Statement No.	333-127884
Registration Statement No.	333-161150
Registration Statement No.	333-168642
Registration Statement No.	333-168656
Registration Statement No.	333-176210

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-80341
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-20883
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-56883
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-79577
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-39112
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-54968
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-60532
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-101753
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-120674
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-127884
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-161150
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168642
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168656
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-176210

UNDER
THE SECURITIES ACT OF 1933

 ACCELRYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0557266
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5005 Wateridge Vista Drive San Diego, CA	92121-1761
(Address of Principal Executive Offices)	(Zip Code)

Pharmacopeia, Inc. 1994 Incentive Stock Plan
Pharmacopeia, Inc. 1995 Director Option Plan
Pharmacopeia, Inc. 1995 Employee Stock Purchase Plan
Molecular Simulations Incorporated 1988 Stock Option and Purchase Plan
Molecular Simulations Incorporated 1996 Equity Incentive Plan
Polygen Corporation 1986 Incentive Stock Option Plan
Polygen Corporation 1986 Incentive Stock Option Plan (California)
Polygen Corporation 1986 Supplemental Stock Option Plan
Polygen Corporation 1986 Supplemental Stock Option Plan (California)
Pharmacopeia, Inc. 1995 Director Option Plan
Pharmacopeia, Inc. 2000 Stock Option Plan
Accelrys, Inc. 2004 New-Hire Equity Incentive Plan
Accelrys, Inc. Amended and Restated 2004 Stock Incentive Plan
Accelrys, Inc. 2005 Employee Stock Purchase Plan
Stock Option Agreement (for Stand-Alone Inducement Award to Scipio “Max” Carnecchia)
Symyx Technologies, Inc. 2007 Stock Incentive Plan, as amended
Intellichem, Inc. 2003 Stock Option Plan, as amended
Symyx Technologies, Inc. 2001 Nonstatutory Stock Option Plan
Synthematix, Inc. Amended and Restated 2000 Equity Compensation Plan
Symyx Technologies, Inc. 1997 Stock Plan, as amended
Accelrys, Inc. 2011 Stock Incentive Plan
(Full titles of the plans)

        Michael A. Piraino
Executive Vice President and Chief Financial Officer
Accelrys, Inc.
5005 Wateridge Vista Drive
San Diego, CA 92121-1761
 (Name and address of agent for service)

(858) 799-5000
(Telephone number, including area code, of agent for service)

Copies to:
Andrew R. Thompson
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475
(212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

2

DEREGISTRATION OF SECURITIES

               This Post-Effective Amendment relates to the following Registration Statements of Accelrys, Inc., a Delaware corporation (the “Company”), on Form S-8 (collectively, the “Registration Statements”):

1.
Registration Statement No. 33-80341, registering an aggregate of 1,150,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) under (a) the Pharmacopeia, Inc. (“Pharmacopeia”) 1994 Incentive Stock Plan (the “1994 Plan”), (b) the Pharmacopeia 1995 Director Option Plan (the “1995 Director Plan”) and (c) the Pharmacopeia 1995 Employee Stock Purchase Plan (the “1995 ESPP”), as previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 13, 1995;

2.	Registration Statement No. 333-20883, registering 1,000,000 shares of Common Stock under the 1994 Plan, as previously filed with the SEC on January 31, 1997;

3.
Registration Statement No. 333-56883, registering an aggregate of 2,629,039 shares of Common Stock under (a) the 1994 Plan, (b) the Molecular Simulations Incorporated (“Molecular”) 1988 Stock Option and Purchase Plan, (c) the Molecular 1996 Equity Incentive Plan, (d) the Polygen Corporation (“Polygen”) 1986 Incentive Stock Option Plan, (e) the Polygen 1986 Incentive Stock Option Plan (California), (f) the Polygen 1986 Supplemental Stock Option Plan and (g) the Polygen 1986 Supplemental Stock Option Plan (California), as previously filed with the SEC on June 15, 1998;

4.	Registration Statement No. 333-79577, registering 950,000 shares of Common Stock under the 1994 Plan, as previously filed with the SEC on May 28, 1999;

5.
Registration Statement No. 333-39112, registering an aggregate of 1,150,000 shares of Common Stock under (a) the 1994 Plan and (b) the 1995 Director Plan, as previously filed with the SEC on June 12, 2000;

6.	Registration Statement No. 333-54968, registering 750,000 shares of Common Stock under the Pharmacopeia 2000 Stock Option Plan, as previously filed with the SEC on February 5, 2001;

7.	Registration Statement No. 333-60532, registering 500,000 shares of Common Stock under the 1995 ESPP, as previously filed with the SEC on May 9, 2001;

8.	Registration Statement No. 333-101753, registering 1,000,000 shares of Common Stock under the 1994 Plan, as previously filed with the SEC on December 10, 2002;

9.	Registration Statement No. 333-120674, registering 750,000 shares of Common Stock under the Company’s 2004 New-Hire Equity Incentive Plan, as previously filed with the SEC on November 22, 2004;

10.
Registration Statement No. 333-127884, registering an aggregate of 7,229,597 shares of Common Stock under the Company’s (a) Amended and Restated 2004 Stock Incentive Plan and (b) 2005 Employee Stock Purchase Plan (the “2005 ESPP”), as previously filed with the SEC on August 26, 2005;

11.
Registration Statement No. 333-161150, registering 800,000 shares of Common Stock under a Stock Option Agreement for a stand-alone inducement award to Scipio “Max” Carnecchia, as previously filed with the SEC on August 7, 2009;

12.
Registration Statement No. 333-168642, registering an aggregate of 2,375,532 shares of Common Stock under (a) the Symyx Technologies, Inc. 2007 Stock Incentive Plan, as amended (the “Symyx 2007 Plan”), (b) the Intellichem, Inc. 2003 Stock Option Plan, as amended, (c) the Symyx Technologies, Inc. 2001 Nonstatutory Stock Option Plan, (d) the Synthematix, Inc. Amended and Restated 2000 Equity Compensation Plan and (e) the Symyx Technologies, Inc. 1997 Stock Plan, as amended, as previously filed with the SEC on August 9, 2010;

13.	Registration Statement No. 333-168656, registering 7,516,896 shares of Common Stock under the Symyx 2007 Plan, as previously filed with the SEC on August 9, 2010; and

14.	Registration Statement No. 333-176210, registering 23,667,296 shares of Common Stock under the Company’s 2011 Stock Incentive Plan, as previously filed with the SEC on August 10, 2011.

3

On April 29, 2014, pursuant to an Agreement and Plan of Merger, dated as of January 30, 2014 (the “Merger Agreement”), by and among the Company, Dassault Systemes Americas Corp., a Delaware corporation (“Dassault”), and 3DS Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Dassault (“Purchaser”), Purchaser merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Dassault (the “Merger”).

As a result of the Merger, the Company has terminated any offering of the Company’s securities pursuant to the Registration Statements.  In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any.

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 29th day of April, 2014.

ACCELRYS, INC.

By:	/s/ Max Carnecchia
Max Carnecchia
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Max Carnecchia	President and Chief Executive Officer	April 29, 2014
Max Carnecchia	(Principal Executive Officer)

/s/ Michael A. Piraino	Executive Vice President and Chief Financial Officer	April 29, 2014
Michael A. Piraino	(Principal Financial Officer and Principal Accounting Officer)

/s/ Thibault de Tersant	Director	April 29, 2014
Thibault de Tersant

/s/ Bernard Charlès	Director	April 29, 2014
Bernard Charlès

/s/ Deborah Dean	Director	April 29, 2014
Deborah Dean